Jorden Burt LLP

1025 Thomas Jefferson Street, N.W.	Brickell Avenue, Suite 500
Suite 400 East	Miami, Florida 33131-2803
Washington, D.C. 20007-5208	(305) 371-2600
(202) 965-8100	Telecopier: (305) 372-9928

Telecopier: (202) 965-8104

175 Powder Forest Drive

Suite 201

Simsbury, CT 06089-9668

(860) 392-5000

Telecopier: (860) 392-5058

HTTP://www.jordenusa.com

August 10, 2007

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, Colorado 80111

Re:	COLI VUL-4 Series Account of Great-West Life & Annuity Insurance Company
Initial Registration Statement on Form N-6
File Nos. 333-_______ and 811- 22105

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Jorden Burt LLP

Jorden Burt LLP

186034